Exhibit 10.3

Final Form

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of September 5, 2026, by and among Meshflow Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Meshflow Acquisition Corp., a Cayman Islands exempted company with limited liability (the “SPAC”), Leyte Parent, Inc., a Delaware corporation (“Pubco”), each of the Persons set forth on Schedule 1 hereto (the “Pubco Holders”), each of the Persons set forth on Schedule 2 hereto (the “Independent Holders”) and each of the Persons set forth on Schedule 3 hereto (the “SPAC Insiders”). The Sponsor, the Pubco Holders, the Independent Holders, the SPAC Insiders and any Person who hereafter becomes a party to this Agreement pursuant to Section 2 are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.”

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in that certain Business Combination Agreement, dated as of September 5, 2026 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among Pubco, the SPAC, Leyte Merger Sub I, Inc., a Delaware corporation, Leyte Merger Sub II, LLC, a Wyoming limited liability company, and HGP Intelligent Energy, LLC, a Wyoming limited liability company; and

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, and in view of the valuable consideration to be received by the parties thereunder, Pubco, the SPAC and each of the Holders desire to enter into this Agreement, pursuant to which the Holders’ Lock-Up Securities shall become subject to limitations on Transfer as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties agree as follows:

1.	Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a) “Lock-Up Period” shall mean either the Pubco Holders Lock-Up Period or the Sponsor Lock-Up Period, as applicable.

(b) “Lock-Up Securities” shall mean the Pubco Common Stock, including any Pubco Restricted Shares issued under the Pubco Equity Incentive Plan.

(c) “Permitted Transferee” shall mean any Person to whom a Holder is permitted to Transfer Lock-Up Securities prior to the expiration of the Lock-Up Period pursuant to Section 2(b).

(d) “Pubco Holders Lock-Up Period” shall mean, with respect to the Pubco Holders, the Independent Holders and their respective Permitted Transferees, the period beginning on the Closing Date and ending the earliest of (i) the date that is one hundred eighty (180) days after the Closing Date and (ii) the date on which Pubco completes a liquidation, merger, amalgamation, capital stock exchange, reorganization or other similar transaction that results in all of Pubco’s public stockholders having the right to exchange their Pubco Common Stock for cash, securities or other property.

(e) “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(f) “Sponsor Lock-Up Period” shall mean, with respect to the Sponsor, the SPAC Insiders, and each of their respective Permitted Transferees, the period beginning on the Closing Date and ending on the earliest of (i) the date that is one hundred eighty (180) days after the Closing Date, (ii) the date on which the Trading Price of the Pubco Common Stock equals or exceeds $12.00 per share and (iii) the date on which Pubco completes a liquidation, merger, amalgamation, capital stock exchange, reorganization or other similar transaction that results in all of Pubco’s public stockholders having the right to exchange their Pubco Common Stock for cash, securities or other property.

(g) “Trading Price” shall mean the daily closing price of the Pubco Common Stock (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any ten (10) trading days within a period of thirty (30) consecutive trading days beginning immediately after the Closing Date.

(h) “Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposal of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or engagement in any Short Sales, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2.	Lock-Up Provisions.

(a) Subject to Section 2(b), each Holder agrees that it shall not Transfer any Lock-Up Securities until the end of the Lock-Up Period applicable to such Holder.

(b) Notwithstanding the provisions set forth in Section 2(a), each Holder or its respective Permitted Transferees may Transfer the Lock-Up Securities during the Lock-Up Period (i) to (A) any direct or indirect partners, members or equity holders (or holders of similar equity interests) of the Sponsor, any affiliates of the Sponsor or any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates or (B) the Pubco Holders or any direct or indirect partners, members or equity holders (or holders of similar equity interests) of the Pubco Holders, any affiliates of the Pubco Holders or any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is such individual or a member of such individual’s immediate family or an affiliate of such Person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (v) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (iv) above; (vi) to Pubco (including, without limitation, in connection with net exercise of equity instruments or share withholding to satisfy exercise price or tax obligations); (vii) in connection with a liquidation, merger, share exchange, reorganization, tender offer approved by the board of directors of Pubco (the “Pubco Board”) or a duly authorized committee thereof or other similar transaction which results in all of Pubco’s stockholders having the right to exchange their Pubco Common Stock for cash, securities or other property subsequent to the Closing Date; (viii) in connection with any legal, regulatory or other order; or (ix) in the case of an entity, in connection with the sale or other bona fide disposition of all or substantially all of the Holder’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the Holder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement; provided, however, that in the case of clauses (i) through (v) and clause (ix), such Permitted Transferees must enter into a duly executed joinder to this Agreement in the form of Exhibit A hereto; provided, further, that no filing by any Holder under the Exchange Act or other public announcement shall be made (including voluntarily) in connection with such Transfer except as otherwise compelled or required to comply with applicable law or legal process or any request by a Governmental Authority or the rules of any securities exchange, foreign securities exchange, futures exchange, commodities exchange or contract market; provided, further, that any Transfer pursuant to clauses (i) through (iii) and clause (v), shall not involve a disposition for value.

(c) In order to enforce this Section 2, Pubco may impose stop-transfer instructions with respect to the Lock-Up Securities until the end of the Lock-Up Period; provided that such instructions permit the transfers contemplated by clause (b) above.

(d) For the avoidance of doubt, each Holder shall retain all of its rights as a securityholder of Pubco with respect to the Lock-Up Securities during the Lock-Up Period, including the right to vote any Lock-Up Security that such Holder is entitled to vote, as applicable.

(e) Notwithstanding anything herein to the contrary, nothing herein shall prevent a Holder from entering into one or more written trading plans in compliance with Rule 10b5-1 under the Exchange Act during the Lock-Up Period (each, a “10b5-1 Plan”); provided, however, that (i) no sales, Transfers or other dispositions of Lock-Up Securities may be effected pursuant to any such 10b5-1 Plan during the Lock-Up Period except to the extent such securities have been released from the lock-up restrictions pursuant to the terms of this Agreement, (ii) any public announcement or filing regarding the establishment of such 10b5-1 Plan shall disclose that no sales may occur thereunder unless and until permitted by this Agreement, and (iii) such 10b5-1 Plan shall otherwise comply with Rule 10b5-1. For the avoidance of doubt, the entry into, modification or termination of any 10b5-1 Plan in compliance with this provision shall not, in and of itself, constitute a violation of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, the Pubco Board shall be entitled to release any Holder from any or all of its obligations hereunder on behalf of Pubco; provided, however, that if one Holder is released, the other Holders shall also be similarly released to the same relative extent as the released Holder.

(g) The lock-up provisions in this Section 2 shall, with respect to any Holder, supersede the lock-up provisions contained in Section 7(a) of that certain letter agreement, dated as of December 9, 2025, by and among the Sponsor, the SPAC and each of the directors and executive officers of the SPAC (the “Prior Agreement”) with respect to such Holder and such provision of the Prior Agreement shall be of no further force or effect with respect to such Holder.

3.	Validity of Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the applicable Lock-Up Securities as one of its equity holders for any purpose.

4.	Effectiveness; Termination.

(a) This Agreement shall be effective upon consummation of the transactions contemplated by the Business Combination Agreement.

(b) This Agreement shall terminate automatically (i) upon the termination of the Business Combination Agreement in accordance with its terms prior to the Closing, or (ii) with respect to any Holder, on the date on which such Holder no longer holds any Lock-Up Securities.

5.	Miscellaneous.

(a) Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

(b) Consent to Jurisdiction and Service of Process. ANY PROCEEDING OR ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING OR ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH PROCEEDING OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT AND (IV) AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 5(h), WITHOUT LIMITING THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY APPLICABLE LAWS.

(c) Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(c).

(d) Assignment; Third Parties. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement and all obligations of a Holder are personal to such Holder and may not be transferred or delegated at any time. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

(e) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and Pubco will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, Pubco shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(f) Amendment; Waiver. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (i) Pubco and (ii) Holders holding a majority of the Pubco Common Stock that are then subject to this Agreement; provided, however, that any amendment hereto or waiver hereof that materially and adversely affects a Holder, solely in its capacity as a holder of Lock-Up Securities, shall also require the consent of the Holder so affected. No course of dealing between any Holder or Pubco and any other party hereto or any failure or delay on the part of a Holder or Pubco in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Pubco. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid or (iii) when delivered by FedEx or other nationally recognized overnight delivery service, addressed, if to Pubco, to:

c/o Leyte Parent, Inc.

7701 Lemmon Ave, #260-211D

Dallas, TX 75209

Attn: Gregory Forero

if to any Holder, at such Holder’s address or email address as set forth in Pubco’s books and records.

(i) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Notwithstanding the foregoing, nothing in this Agreement (other than Section 2(g)) shall limit any of the rights, remedies or obligations of Pubco, the SPAC or any of the Holders under any other agreement between any of the Holders and Pubco or the SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Holders, the SPAC or Pubco under this Agreement.

(k) Several Liability. The liability of any Holder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

(l) Counterparts. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

Leyte Parent, Inc.

By:	/s/ Bartosz Lipiński
Name:	Bartosz Lipiński
Title:	Chief Executive Officer and President

SPAC:

Meshflow Acquisition Corp.

By:	/s/ Bartosz Lipiński
Name:	Bartosz Lipiński
Title:	Chief Executive Officer, Chief Financial Officer and Chairman

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

HOLDER:

Meshflow Acquisition Sponsor LLC

By:	/s/ Bartosz Lipiński
Name:	Bartosz Lipiński
Title:	Managing Member

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

HOLDER:

Gregory Alvaro Forero Irrevocable Trust

By:	/s/ Gregory Forero
Name:	Gregory Forero
Title:	Trustee

HOLDER:

Knutz Holdings LP

By: Jonathan Knutz, its general partner

By:	/s/ Jonathan Knutz
Name:	Jonathan Knutz
Title:	Manager

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

SPAC Insiders:

/s/ Alex Dymala-Dolesky
Alex Dymala-Dolesky

/s/ Patrick Daugherty
Patrick Daugherty

/s/ Renata Szkoda
Renata Szkoda

/s/ Ryan Shea
Ryan Shea

/s/ Tal Broda
Tal Broda

/s/ David Gomberg
David Gomberg

[Signature Page to Lock-Up Agreement]

SCHEDULE 1

PUBCO HOLDERS

1.	Gregory Alvaro Forero Irrevocable Trust

[Schedule 1 to Lock-Up Agreement]

SCHEDULE 2

INDEPENDENT HOLDERS

1.	Knutz Holding LP

[Schedule 2 to Lock-Up Agreement]

SCHEDULE 3

SPAC Insiders

1.	Alex Dymala-Dolesky

2.	Patrick Daugherty

3.	Renata Szkoda

4.	Ryan Shea

5.	Tal Broda

6.	David Gomberg

[Schedule 3 to Lock-Up Agreement]

EXHIBIT A

FORM OF JOINDER TO LOCKUP AGREEMENT

Reference is made to that certain Lockup Agreement, dated as of September 5, 2026, by and among Meshflow Acquisition Corp., a Cayman Islands exempted company with limited liability (the “SPAC”), Leyte Parent, Inc., a Delaware corporation (“Pubco”), Meshflow Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), the Independent Holders (as defined therein), the Pubco Holders (as defined therein) and such other Persons who from time to time become a party thereto (as amended from time to time, the “Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Pubco and each undersigned holder of Pubco Common Stock (each, a “New Shareholder Party”) agrees that this Joinder to the Lockup Agreement (this “Joinder”), dated as of [●], is being executed and delivered for good and valuable consideration.

Each undersigned New Shareholder Party hereby agrees to and does become party to the Lockup Agreement as a Shareholder Party. This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below each undersigned New Shareholder Party is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

[Exhibit A to Lock-Up Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

NEW STOCKHOLDER PARTY:

[●]

By:
Name:
Title:

Pubco:

Leyte Parent, Inc.

By:
Name:
Title:

[Exhibit A to Lock-Up Agreement]